EXHIBIT 99


                                                                NEWS RELEASE

                                                                    Contacts

                                   Investor: Patrick Fossenier  650-378-5353
                                   News Media: Gary Frantz      650-378-5335



CON-WAY INC. NAMES STEPHEN K. KRULL EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL

                                AND SECRETARY



ANN  ARBOR, Mich. -- April 27, 2011- Con-way Inc. (NYSE: CNW) announced today that Stephen  K.  Krull  has  been  named  executive  vice president, general counsel and secretary.

     Mr.  Krull,  46,  joins  Con-way from Toledo, Ohio-based  Owens  Corning

(NYSE: OC), where he most recently  served  as senior vice president, general counsel and secretary for this $5 billion global  producer of residential and commercial  building  materials,  glass-fiber reinforcements  and  engineered materials.

     "We're pleased to welcome Steve  to  the  Con-way team," said Douglas W.

Stotlar,  Con-way  president  and  CEO.  "He brings valuable  background  and

business  experience  to  the  organization  and   we  look  forward  to  his

contributions."  He will be based at Con-way's corporate  headquarters in Ann

Arbor.

     As  Con-way's  chief  attorney,  Mr.  Krull  assumes responsibility  for management of the company's legal staff, external legal resources, securities

law   compliance,  corporate  governance,  ethics  and  compliance   matters,

financial transactions and general corporate legal matters. He also serves as the company's  Chief  Privacy  Officer  and  is  a  member  of  the executive management team.

     Mr.  Krull  served as a senior vice president and Owens Corning's  chief

legal counsel since  2003.   Over  a  15-year  career  with  Owens Corning he

advanced  through  a  series of increasingly responsible positions  including division counsel, general  counsel,  North  American Building Materials; vice president and general counsel of operations;  and  vice  president, corporate communications.

     Prior to Owens Corning, Mr. Krull was corporate counsel  for  A. B. Dick

Company,  Chicago, and an associate attorney with Sidley & Austin, a  Chicago law firm where he specialized in commercial transactions.

     Mr. Krull received his law degree from Chicago-Kent College of Law where he graduated  with  high  honors and was an editor of the Kent Law Review. He earned his bachelor's degree in Business Administration from Eastern Illinois

University.  Among his philanthropic  activities, Mr. Krull previously served as overall campaign chairman for the United  Way  of  Greater Toledo in 2008,

the board of Habitat for Humanity of Ohio and currently  serves  on the board of St. John's Jesuit High School and Academy in Toledo, Ohio.

     Mr.  Krull  succeeds  Jennifer  W.  Pileggi as Con-way's executive  vice president and chief legal counsel.  With the  recent  relocation of corporate functions  to Ann Arbor, and the subsequent closing of Con-way's  former  San

Mateo, Calif.  headquarters,  Ms. Pileggi elected to conclude her career with

the company and remain on the West  Coast.   She  continues  for  an  interim

period  in  an  advisory  capacity  to ensure effective transition of general counsel duties to Mr. Krull.

     "I want to thank Jennifer for her  professionalism, strong leadership of our legal operations and her notable contributions  to  Con-way's  growth and development over a well-regarded 15-year career with our organization,"  said

Stotlar. "On behalf of the Board and her colleagues, we wish her the best  in her future endeavors."



About Con-way -- Con-way Inc. (NYSE:CNW) is a $5.0 billion freight transportation and logistics services company headquartered in Ann Arbor, Mich. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics. These operating units provide high-performance, day-definite less-than-truckload and full truckload freight transportation, as well as logistics, warehousing, multimodal and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.









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